JOINT FILING INFORMATION


Reporting Person:          TIMOTHY R. BARAKETT

Address:                   152 WEST 57th STREET
                           45th FLOOR
                           NEW YORK, NY 10019

Designated Filer:          ATTICUS MANAGEMENT LLC

 Issuer and Symbol:        ATHEROGENICS INC (AGIX)

Date of Event
Requiring Statement:       5/03/2006


Signature:
                           -----------------------------------------
                           Charles Fortin, as Attorney-in-Fact



Reporting Person:          ATTICUS CAPITAL LP

Address:                   152 WEST 57th STREET
                           45th FLOOR
                           NEW YORK, NY 10019

Designated Filer:          ATTICUS MANAGEMENT LLC

 Issuer and Symbol:        ATHEROGENICS INC (AGIX)

Date of Event
Requiring Statement:       5/03/2006


Signature:            By:      Atticus Management LLC
                      Its:     General Partner

                               By:     Timothy R. Barakett
                               Its:    Managing Member

                                       By:
                                             -----------------------------------
                                       Name: Charles Fortin, as Attorney-in-Fact